EXHIBIT 107

Calculation of Filing Fee Tables
S-8
(Form Type)

Nexxen International Ltd.
(Exact Name of Registrant as Specified in its Charter)

Table 1:  Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Ordinary shares, par value NIS 0.01 per share(2)	457(a)	1,250,000(3)	$2.59(4)	$3,237,500.00	$0.00014760	$477.86
	Equity	Ordinary shares, par value NIS 0.01 per share(2)	457(a)	3,750,000(5)	$2.59(4)	$9,712,500.00	$0.00014760	$1,433.57
	Total Offering Amounts					$12,950,000.00		$1,911.42
	Total Fee Offsets							—
	Net Fee Due							$1,911.42

(1)          Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional ordinary shares, par value NIS 0.01 per share (“Ordinary Shares”), of Nexxen International Ltd. (the “Registrant”) that may from time to time be offered or issued pursuant to the Nexxen International Ltd. Global Share Incentive Plan (2011), as amended (the “2011 Plan”), or the Nexxen International Ltd. 2017 Equity Incentive Plan, as amended (the “2017 Plan”), by reason of any share dividend, share split, recapitalization or similar transaction effected without the Registrant’s receipt of consideration that would increase the number of outstanding Ordinary Shares.

(2)          Ordinary Shares may be represented by the American Depositary Shares (“ADSs”) of the Registrant, evidenced by American Depositary Receipts. The Registrant’s ADSs issuable upon deposit of Ordinary Shares registered hereby have been previously registered pursuant to the Registrant’s Registration Statement on Form F-6 initially declared effective by the U.S. Securities and Exchange Commission on June 17, 2021 (File No. 333-257094). Each ADS represents two (2) Ordinary Shares.

(3)          Represents the additional 1,250,000 Ordinary Shares reserved for future issuance under the 2011 Plan.

(4)          Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) of the Securities Act based on the average of the high ($5.31) and low ($5.03) prices of the ADSs as reported on the Nasdaq Global Market on February 29, 2024, adjusted to reflect the ADS to Ordinary Share ratio.

(5)          Represents the additional 3,750,000 Ordinary Shares reserved for future issuance under the 2017 Plan.